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                                                                    EXHIBIT 12.2
                      INVESTORS FINANCIAL SERVICES CORP.
   Calculation of Earnings to Fixed Charges - Including Interest on Deposits



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
                                                   2 Months Ended             Year Ended                Quarter Ended
                                                     12/31/95                  12/31/96                   3/31/97
                                                     --------                  --------                   -------
Fixed Charges Excluding Interest on Deposits         315,003                  10,811,564                   4,899,126
Interest on Deposits (Incl. TT&L)                    291,368                   9,284,139                   4,446,250
                                                   ---------                  ----------                  ----------
    Fixed Charges Including Interest on Deposits     606,371                  20,095,703                   9,345,376
                                                   ---------                  ----------                  ----------
    Earnings Before Fixed Charges
        Including Interest on Deposits             2,176,458   3.59           32,736,236   1.63           14,137,746   1.51
                                                   =========   ====           ==========   ====           ==========   ====
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